                                                                   Exhibit 10.11

                    SEPARATION AGREEMENT AND GENERAL RELEASE

          This SEPARATION AGREEMENT AND GENERAL RELEASE (the "Agreement") dated as of November 8, 2006, is between UTi, Services, Inc. ("Company") and Linda Bennett ("Employee").

          WHEREAS, Company and Employee are parties to an Employment Agreement dated as of February 21, 2006 (the "Employment Agreement"); and

          WHEREAS, in consideration of the promises made in this Agreement, Company and Employee wish to terminate the Employment Agreement effective as of the date hereof.

          NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Employee hereby submits her voluntary resignation from her position as Senior Vice President and Chief Information Officer of UTi Worldwide Inc. and all other positions with the Company and its affiliates, effective as of the close of business on the date hereof. Employee represents that she is resigning voluntarily and is signing this Agreement voluntarily and with a full understanding of and agreement with its terms.

     2. In reliance on such voluntary resignation and representations and releases in this Agreement, the Company will provide Employee with the following pay and benefits:

          a. Beginning November 9, 2006 and ending on July 31, 2007 (the "Consulting Period"), Company shall hire Employee as an independent consultant pursuant to the terms of a separate Consulting Agreement, the form of which is attached hereto as Exhibit A.

          b. During the Consulting Period, all options and Restricted Stock Units held by Employee shall continue to vest according to their terms as though Employee was employed by Company during the Consulting Period.

          c. If Employee exercises her rights under COBRA in a timely manner, the Company will pay the premium for such insurance continuation through the expiration of the Consulting Period; provided that if Employee shall obtain full-time employment prior to the expiration of the Consulting Period, Company's obligation to pay for such COBRA benefits will immediately cease at such time as Employee obtains medical and dental insurance benefits from such new employer. Employee hereby agrees to notify Company if she obtains full-time employment during the Consulting Period.

          d. From August 1, 2007 through January 31, 2008, Company shall pay to Employee $19,583 per month, less legally required deductions, payable semi-monthly or as otherwise agreed between the parties.

          e. The Company will pay for outplacement services to be provided to Employee by Eddy & Associates in an amount not to exceed $20,000.

          f.   The Company will not contest Employee's unemployment claim.

Employee acknowledges and agrees that she is receiving additional pay and benefits from the Company beyond that provided by normal Company policy or required by the Employment Agreement, and that she is not entitled to receive, and will not claim, any right, benefit, or compensation other than what is expressly set forth in this Agreement, and hereby expressly waives any claim to any compensation, benefit or payment which is not expressly referenced in this Agreement.

     3. In exchange for the additional pay and benefits provided in Section 2 above, Employee promises:

          a. to promptly return to the Company all files, records, credit cards, keys, equipment, and any other Company property or documents maintained by her for the Company's use or benefit.

          b. to keep this Agreement and its contents in complete confidence and not to disclose the fact or terms of this Agreement or the fact or amount of these additional payments to any person, including any past, present, or prospective employee of the Company; provided that to the extent the Company is required to file this Agreement with the Securities and Exchange Commission in order to comply with applicable law, and so files this Agreement, the terms of this Section 3(b) shall not apply.

          c. not to disparage the Company or its products, services, or management.

          d. to abide by and uphold continuously the terms of Section 8 (Proprietary Information) of the Employment Agreement, including but not limited to Employee's promises:

               (i) not to use or disclose any confidential information, trade secrets, or financial, personnel, or client information which she learned while employed by the Company,

               (ii) not to solicit or participate in or assist in any way in the solicitation of any Company employee to cease employment with the Company or to begin an employment or consulting relationship with any other employer for a period of one year.

               (iii) not to use any internal Company information to solicit or participate in or assist in any way in the solicitation of the customers of the Company to cease or decrease doing business with the Company or to do business with any competitor of the Company.

          e.   not to apply for re-employment with the Company.

If Employee breaches any of the promises in this Agreement, the Company may stop any payments or benefits otherwise owing under Section 2 and may seek additional relief or remedy under Section 8 hereof.

     4. With the exception of any claims that lawfully cannot be released, and in consideration for the foregoing and pursuant to Section 6(d)(iii) of the Employment Agreement, Employee does hereby, for herself and her heirs, successors and assigns, release, acquit and forever discharge the Company and the UTi Group (as defined in the Employment Agreement), and each of their respective owners, stockholders, officers, directors, managers, employees, representatives, agents, successors, and assigns (collectively, the "Released Parties"), of and from any and all claims, actions, charges, complaints, causes of action, rights, demands, debts, damages, or accountings of whatever nature, known or unknown, which she or her heirs may have against such persons or entities based on any actions or events which occurred prior to the effective date of this Agreement, including but not limited to those related to, or arising from, Employee's employment with the Company or her termination thereof.

          In exchange for material portions of the additional pay and benefits provided in Section 2 above and in accordance with the Older Workers Benefit Protection Act, Employee hereby knowingly and voluntarily waives and releases all rights and claims, known and unknown, arising under the Age Discrimination In Employment Act of 1967, as amended, which she might otherwise have had against the Released Parties regarding any act or omission which occurred on or before the effective date of this Agreement.

     5. With the exception of any claims that lawfully cannot be released, it is further understood and agreed that as a condition of this Agreement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by Employee. Such Section reads as follows:

          "A General Release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor."

     6. This Agreement and the Consulting Agreement contain all of the terms, promises, representations, and understandings made between the parties and supersede any previous representations, understandings, or agreements, except for any agreement by Employee regarding confidentiality and/or protection of Company information, property, or trade secrets, which agreement(s) shall continue in full force and effect. For purposes of clarity, as of the date hereof, the Employment Agreement is terminated in all respects, except for any provisions therein which expressly survive the termination thereof.

     7. Employee understands that she is waiving legal rights by signing this Agreement, and has consulted with an attorney and/or other persons to the full extent Employee wanted to do so before signing this Agreement.

          Employee is hereby advised (a) to consult with an attorney prior to signing this Agreement and (b) that she has 21 days in which to consider and accept this Agreement by signing this Agreement, which should then be promptly returned to the Company's Global General Counsel. In addition, Employee has a period of 7 days following her signing of this Agreement in which she may revoke the Agreement. If Employee does not advise the Company (by a writing received by the Company's Global General Counsel within such 7 day period) of her intent to revoke the Agreement, the Agreement will become effective and enforceable upon the expiration of the 7 days.

     8. Any dispute regarding the validity or terms of this Agreement or any aspects of her employment or its termination and any other disputes between these parties shall be resolved by an arbitrator selected in accordance with the employment rules of JAMS in Los Angeles County, California as the exclusive remedy for any such dispute, and in lieu of any court action, which is hereby waived. The only exception is a claim by either party for injunctive relief pending arbitration.

     9. The Company may withhold from any amounts payable under this Agreement all such taxes, and may file with appropriate governmental authorities all such information, returns or other reports with respect to the tax consequences of any amounts payable under this Agreement, as may, in its reasonable judgment, be required by law.

     10. Employee hereby certifies that (i) Employee has reported on Form 4 all reportable transactions that occurred during the fiscal year ending January 31, 2007 through the date first written above, and (ii) Employee is not required to file a Form 5 for the fiscal year ending January 31, 2007.

UTi, Services, Inc.                     Linda Bennett


By: /s/ Linda Bennett                   By: /s/ Lance D'Amico
    ---------------------------------       ------------------------------------

                                        Date Signed
                                        November 21, 2006

              Exhibit A to SEPARATION AGREEMENT AND GENERAL RELEASE

                              CONSULTING AGREEMENT

This CONSULTING AGREEMENT ("Agreement") is entered into as of this 9th day of November 2006, by and between UTi, Services, Inc., a California corporation with a principal place of business at 19500 Rancho Way, Rancho Dominguez, CA 90220 ("Company" or "UTi") and Linda Bennett, whose residence is 15448 Vista Haven Place, Sherman Oaks, CA 91403 ("Consultant").

                                     RECITAL

Simultaneously with the execution hereof, Company and Consultant are entering into a Separation Agreement and General Release (the "Separation Agreement").

As required by the Separation Agreement, Consultant is hereby engaged by the Company to provide the services set forth on Exhibit I.

Consultant and the Company intend that the Company obtain, to the fullest extent permitted by law, total ownership, exclusive rights to and complete control of all patents, trademarks, copyrights, trade secrets and other similar rights in and to all Works (as defined below) and all intermediate versions thereof and Consultant hereby agrees that she will, both during and after the period of this engagement by the Company, do nothing to adversely affect any rights of the Company in and to the Works.

NOW THEREFORE, in view of the Recital, which shall be deemed to be part of this Agreement, and in consideration of the mutual covenants, obligations and undertakings set forth herein the parties agree as follows:

     1. PAYMENT FOR CONSULTANT'S SERVICES: During the term of this Agreement, Consultant shall be paid a fee of $19,583 per month, payable semi-monthly or as otherwise agreed in writing.

     2. INVENTIONS: Any and all inventions, discoveries, developments, solutions, programs, methodologies, processes, procedures and innovations conceived by the Consultant alone or in conjunction with UTi employees or consultants during this engagement relative to the duties under this Agreement (the "Works") shall be the exclusive property of the Company; and the Consultant hereby assigns all right, title, and interest in the same to the Company. Any and all inventions, discoveries, developments and innovations conceived by the Consultant prior to the term of this Agreement and utilized by her in rendering duties to the Company are hereby licensed to the Company for use in its operations and for an infinite duration. This license is non-exclusive, and may be assigned without the Consultant's prior written approval by the Company to a wholly-owned subsidiary of the Company.

     3. CONFIDENTIALITY: The Consultant acknowledges that during the engagement she will have access to, make use of, acquire, create, develop or add to certain confidential and/or proprietary information regarding the Company, UTi Worldwide Inc. and its subsidiaries (collectively, the "UTi Group") and their businesses and affiliates (whether in existence prior to, as of or after the date hereof, collectively, "Proprietary Information"), which Proprietary Information shall include without limitation, all of the following materials and information (whether reduced to writing, whether marked as "confidential," and whether patentable or protected by copyright): various trade secrets, inventions, innovations, processes, information, programs, records, manuals, technical data and information, "know-how," customer-tailored solutions, confidential reports and communications, marketing methods, product sales or cost information, new product ideas or improvements, other consulting products and processes, research and development programs, identities or lists of suppliers, vendors, and/or customers, financial information and financial projections or any other proprietary or confidential information relating to the UTi Group and its business and specifications owned or licensed by the Company and/or used by the Company in connection with the operations of its business. The Consultant agrees that she shall not disclose any of the aforesaid Proprietary Information, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Consultant or the Company, or otherwise coming into her possession, shall remain the exclusive property of the Company. The Consultant shall not retain any copies of the foregoing without the Company's prior written permission. Upon the expiration of this Agreement, or whenever requested by the Company, the Consultant shall immediately deliver to the Company all such files, records, documents specifications, information, and other items in her possession or under his control.

     4. THIRD PARTY RIGHTS: Consultant warrants, represents and covenants that Consultant shall not use for the benefit of the Company, or disclose to the Company, any trade secret or proprietary information of any third party.

     5.   TERMINATION: This Agreement will automatically terminate on July 31,
          2007.

     6. INDEPENDENT CONTRACTOR: This Agreement shall not render the Consultant as an employee, partner, agent of, or joint venture partner with the Company for any purpose. The Consultant is and shall remain an independent contractor in her relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Consultant's compensation hereunder. Except as expressly provided in the Separation Agreement, Consultant shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

     7. COMPLETENESS OF THIS AGREEMENT: This Agreement and the Separation Agreement set forth the entire understanding of the parties relating to the subject matter hereof, and supersede all prior agreements, arrangements and understandings, written or oral, relating to such subject matter. No representation, promise or inducement has been made by either party that is not embodied in this Agreement or the Separation Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

     8. AMENDMENTS TO THIS AGREEMENT: No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

     9. NOTICES: Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice of demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the Untied States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

               If to the Consultant:   Linda Bennett
                                       15448 Vista Haven Place
                                       Sherman Oaks, CA 91403

               If to the Company:      General Counsel
                                       UTi, Services, Inc.
                                       19500 S. Rancho Way, Suite 116
                                       Rancho Dominguez, CA 90220

     10. GOVERNING LAW: The laws of the state of California shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

     11. INSIDE INFORMATION -- SECURITIES LAWS VIOLATIONS. In the course of the performance of Consultant's duties, it is expected that Consultant will receive information that is considered material inside information within the meaning and intent of the federal securities laws, rules, and regulations. Consultant will not disclose this information directly or indirectly for Consultant or as a basis for advice to any other party concerning any decision to buy, sell, or otherwise deal in the Company's securities or those of any of the Company's affiliated companies.

     12. DISPUTE RESOLUTION: Any dispute regarding the validity or terms of this Agreement shall be resolved by an arbitrator selected in accordance with the employment rules of JAMS in Los Angeles County, California as the exclusive remedy for any such dispute, and in lieu of any court action, which is hereby waived. The only exception is a claim by either party for injunctive relief pending arbitration.

     13. ASSIGNMENT: The Consultant shall not assign any of her rights under this Agreement or delegate the performance of any of her duties hereunder without the prior written consent of the Company.

     14. SEVERABILITY: If any provision of this Agreement is declared void, or otherwise unenforceable, such provision shall be deemed to have been severed from this Agreement which shall otherwise remain in full force and effect.

     15. RIGHTS AND OBLIGATIONS: This Agreement shall be binding upon and inure to the successors, heirs and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers and to be effective as of the date hereof.

Consultant                              UTi, Services, Inc.


/s/ Linda Bennett                       By: /s/ Lance D'Amico
-------------------------------------       ------------------------------------
                                        Its: Global General Counsel

                                    Exhibit 1

General consulting and transitional services relating to the UTi Group's global IT infrastructure, systems and related matters as and when requested by the Chief Executive Officer of UTi Worldwide Inc.